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                                   EXHIBIT 5.1

                     [BROBECK PHLEGER & HARRISON LETTERHEAD]

                                  May 30, 2000



Rhythms NetConnections Inc.
9100 East Mineral Circle
Englewood, Colorado 80122


Ladies and Gentlemen:


     We have acted as legal counsel to Rhythms NetConnections Inc., a Delaware corporation ("Rhythms"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offering from time to time by certain holders of 3,000,000 shares of 6 3/4% Cumulative Convertible Preferred Stock, par value $.001 per share, (liquidation preference $100 per share) of Rhythms (the "Convertible Preferred Stock") and 7,050,000 shares of common stock, par value $.001 per share ("Common Stock") of Rhythms issuable on conversion of the Convertible Preferred Stock. The Common Stock issuable on conversion of the Convertible Preferred and the Convertible Preferred Stock are being registered in connection with the obligation of Rhythms, pursuant to a certain registration rights agreement, to register such securities held by certain holders thereof. The Common Stock and the Convertible Preferred Stock are described in the Registration Statement. This opinion is an exhibit to the Registration Statement.

     In that capacity, we have reviewed the Registration Statement, the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 6 3/4% Series F Cumulative Convertible Preferred Stock (the "Certificate of Designations"), the proceedings of the Board of Directors of the Company relating to the aforementioned securities and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that:

          (i) the Convertible Preferred Stock has been duly authorized and is validly issued, fully paid and non-assessable; and

          (ii) the Common Stock issuable on conversion of the Convertible Preferred Stock has been duly authorized, and upon Conversion of the Convertible Preferred Stock in accordance with the terms of the
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                Certificate of Designations, will be validly issued, fully paid and non-assessable.

     Our opinions expressed above are limited to Delaware corporate law and we do not express any opinion herein concerning any other law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" contained in the Registration Statement.



                                       Very truly yours,


                                       /s/ BROBECK PHLEGER & HARRISON LLP


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